                                                                 EXHIBIT 4(d)(3)

                            CERTIFICATE OF TRUST OF
                               MBNA CAPITAL III


                 THIS Certificate of Trust of MBNA Capital III (the "Trust"), dated as of November 4, 1996, is being duly executed and filed by John W. Scheflen, an individual residing in the State of Delaware, as trustee, to create a business trust under the Delaware Business Trust Act (12 Del. C.
Section 3801 et seq.).

                 1. Name. The name of the business trust being created hereby is MBNA Capital III.

                 2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is John W. Scheflen c/o MBNA Corporation, Wilmington, Delaware 19884.

                 3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State.

                 IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                                 John W. Scheflen,
                                                 as trustee



                                                   /s/ John W. Scheflen
                                                 ------------------------------